Exhibit 10.12

AMENDMENT NO. 7 TO AMENDED AND RESTATED CONSTRUCTION AND
TERM LOAN AGREEMENT AND
AMENDMENT TO CERTAIN SECURITY DOCUMENTS

               AMENDMENT NO. 7 TO AMENDED AND RESTATED CONSTRUCTION AND TERM LOAN AGREEMENT AND AMENDMENT TO CERTAIN SECURITY DOCUMENTS (this “Amendment No. 7”), dated as of November 15, 2000, among Westmoreland-LG&E Partners, a Virginia general partnership (the “Borrower”), the banks party to the Credit Agreement (as defined below) as “Lenders”, The Prudential Insurance Company of America and each Purchasing Institutional Lender, (The “Institutional Lenders”), The Prudential Insurance Company of America (the “Institutional Agent”), Credit Suisse First Boston, as Agent (together with its successors in such capacity, the “Agent”), Credit Suisse First Boston, NIB Capital Bank N.V., The Bank of Nova Scotia and The Sumitomo Bank, Limited, New York Branch, as Co-Agents (together with their successors in such capacity, each a “Co-Agent” and, collectively, the “Co-Agents”), and Credit Suisse First Boston, New York Branch as Issuing Bank (together with its successors in such capacity, the “Issuing Bank”).

W I T N E S S E T H :

               WHEREAS, the parties hereto desire to amend certain documents, including: (i) the Amended and Restated Construction and Term Loan Agreement, dated as of December 1, 1993, as amended by Amendment No. 1 to Amended and Restated Construction and Term Loan Agreement, dated as of November 4, 1994, Amendment No. 2 to Amended and Restated Construction and Term Loan Agreement, dated as of December 30, 1994, Amendment No. 3 to Amended and Restated Construction and Term Loan Agreement, dated as of January 31, 1993, Amendment No. 4 to Amended and Restated Construction and Term Loan Agreement, dated as of October 19, 1995, Amendment No. 5 to Amended and Restated Construction and Term Loan Agreement, dated as of December 15, 1996, Amendment No. 5 to Amended and Restated Construction and Term Loan Agreement, dated as of August 23, 2000, Amendment No. 6 to Amended and Restated Construction and Term Loan Agreement, dated November 21, 2000 among the Borrower, the Lenders, the Institutional Lenders, the Agent, the Co-Agents, and the Issuing Bank, and as further amended by a Letter Agreement dated as of July 30, 1999 between the Borrower, the Lenders, the Institutional Lenders, the Agent, the Co-Agents, and the Issuing Bank (as the same has been and may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); (ii) the Amended and Restated Account Pledge Agreement dated as of December 1, 1993 between the Borrower and the Agent (as may be amended, supplemented or modified from time to time, the “Account Pledge Agreement”); (iii) the Amended and Restated Assignment and Security Agreement dated as of December 1, 1993 between the Borrower and the Agent (as may be amended, supplemented or modified from time to time, the “Security Agreement”); and (iv) the Amended and Restated General Partner Security and Limited Guaranty Agreement dated as of December 1, 1993 between LG&E Roanoke Valley L.P. and Westmoreland-Roanoke Valley, L.P., as Partners and Agent (as may be amended, supplemented or modified from time to time, the “General Partner Security Agreement”);

               WHEREAS, Credit Suisse First Boston (“CSFB”) and The Bank of New York (“BNY”), as depositary, have entered into a deposit agreement dated as of July 30, 1999 (as the same has been and may be further amended, supplemented or modified from time to time, the “Deposit Agreement”), pursuant to which CSFB has opened, and will from time to time open, accounts with BNY, including the Roanoke Account (as defined below); and

               WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement and certain Security Documents as provided herein.

               NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1.       Definitions. For all purposes of this Amendment No. 7, capitalized terms used (including in the preamble and recitals hereof) but not otherwise defined herein, shall have the meanings set forth in the Credit Agreement.

               2.  Amendment of Article 1 of the Credit Agreement. Article 1 of the Credit Agreement is hereby amended by:

               (a)   inserting the following definitions in the appropriate alphabetical order therein:

               ““Additional Collateral Ledger” shall have the meaning specified in Section 6.1(g) hereof.”

               ““Ash Reserve Ledger” shall have the meaning specified in Section 6.1(d) hereof.”

               ““BNY” shall mean The Bank of New York, a banking corporation organized under the laws of the State of New York.”

               ““Checking Sub-Ledger” shall have the meaning specified in Section 6.1(b) hereof.”

               ““Contingency Ledger” shall have the meaning set forth in Section 6.1(i) hereof.”

               ““Debt Protection Ledger” shall have the meaning specified in Section 6.1(f) hereof.”

               ““Deposit Agreement” means the deposit agreement dated as of July 30, 1999, between Credit Suisse First Boston and BNY, concerning various accounts (including, without limitation the Roanoke Account), as the same has been and may be further amended, supplemented or modified from time to time.”

               ““Disallowance Reserve Ledger” shall have the meaning specified in Section 6.1(h) hereof.”

               ““Ledger” and “Ledgers” shall mean individually and collectively, the Additional Collateral Ledger, Ash Reserve Ledger, Debt Protection Ledger, Disallowance Reserve Ledger, Project Control Ledger (including the Checking Sub-Ledger, the Rate Sub-Ledger and the Rova II Sub-Ledger), Repair and Maintenance Ledger, Rova I Contingency Ledger, Rova II Contingency Ledger, Rova I Special Disbursement Ledger, Rova II Special Disbursement Ledger, Tranche A Repayment Ledger and Tranche B Repayment Ledger.”

               ““Letter Agreement” means the letter agreement dated as of July 20, 1999 among Borrower, the Lenders, the Institutional Lenders, the Agent, the Co-Agents and the Issuing Bank.”

               ““Project Control Ledger” shall have the meaning specified in Section 6.1(b) hereof.”

               ““Rate Sub-Ledger” shall have the meaning specified in Section 6.1(c)(xi) hereof.”

               ““Repair and Maintenance Ledger” shall have the meaning specified in Section 6.1(e) hereof.”

               ““Repayment Ledgers” shall have the meaning specified in Section 6.1(j) hereof.”

               ““Roanoke Account” shall mean the account entitled “CSFB, as Agent, CSFB-Westmoreland — LG&E ROVA I & II” (account No. 890-0410-639) established and maintained by the Agent with The Bank of New York pursuant to the Deposit Agreement, and all renewals or replacements thereof. “

               ““Rova I Contingency Ledger” shall have the meaning specified in Section 6.1(i) hereof.”

               ““Rova I Special Disbursement Ledger” shall have the meaning specified in Section 6.1(a) hereof.”

               ““Rova II Contingency Ledger” shall have the meaning specified in Section 6.1(i) hereof.”

               ““Rova II Special Disbursement Ledger” shall have the meaning specified in Section 6.1(a) hereof.”

               ““Rova II Sub-Ledger” shall have the meaning specified in Section 6.1(b) hereof.”

               ““Special Disbursement Ledger” shall have the meaning set forth in Section 6.1(a) hereof.”

               ““Tranche A Repayment Ledger” shall have the meaning specified in Section 6.1(j) hereof.”

               ““Tranche B Repayment Ledger” shall have the meaning specified in Section 6.1(j) hereof.”

               (b)   deleting the words “Project Control Accounts” in lines 4, 5, 6 and 7 of the definition for “Cash Revenues”, the words “Project Control Account” in line 2 of the definition for “Discretionary Cash Flow”, lines 13 and 14 of the definition for “Rova I Project Savings”, line 14 of the definition for “Rova II Project Savings”, and inserting the words “Roanoke Account (for the sole account of the Project Control Ledger)" in their place and stead;

               (c)   deleting the words “Rova II Sub-Account” in lines 4 and 5 of the definition for “Discretionary Cash Flow” and line 14 of the definition for “Rova I Project Savings”, and inserting the words “Roanoke Account (for the sole account of the Rova II Sub-Ledger)” in their place and stead;

               (d)   deleting the words “Debt Protection Account” in lines 15 and 16 of the definition for “Rova I Project Costs”, in line 5 of the definition for “Rova I Project Savings”, lines 15 and 16 of the definition for “Rova II Project Costs”, line 5 of the definition for “Rova II Project Savings” and inserting the words “Roanoke Account (for the sole account of the Debt Protection Ledger)” in their place and stead;

               (e)   deleting the words “Rova I Special Disbursement Account” in lines 5 and 6 of the definition for “Tranche A Overfunded Amount”, and inserting the words “Roanoke Account (for the sole account of the Rova I Special Disbursement Ledger)” in their place and stead;

               (f)   deleting the words “sub-account” in line 5 of the definition for “Tranche A Overfunded Amount”, and inserting the words “sub-ledger” in their place and stead;

               (g)   deleting the words “sub-account of the Tranche A Special Disbursement Account” in lines 6 and 7 of paragraph (a) in the definition for “Tranche A Application for Borrowing”, and inserting the words “Roanoke Account (for the sole account of the sub-ledger of the Tranche A Special Disbursement Ledger)” in their place and stead;

               (h)   deleting the words “sub-account of the Tranche B Special Disbursement Account” in lines 6 and 7 of paragraph (a) in the definition for “Tranche B Application for Borrowing”, and inserting the words “Roanoke Account (for the sole account of the sub-ledger of the “Tranche B Special Disbursement Ledger)” in their place and stead;

               (i)   deleting the word “Accounts” in line 6 of the definition for “Cash Revenues”, line 6 of the definition for “Gross Revenues”, line 17 of the definition for “Tranche B Debt Service”, and inserting the words “Roanoke Account” in their place and stead;

               (j)   deleting the word “Account” in line 23 of the definition for “Permitted Investments”, and inserting the words “Ledger of the Roanoke Account” in their place and stead.

               3.  Other Amendments of the Credit Agreement. The following sections of the Credit Agreement shall be amended as follows:

               (a)   the words “Additional Collateral Account” in line 25 of Section 9.4 shall be deleted, and the words “Roanoke Account (for the sole account of the Additional Collateral Ledger)” be inserted in their place and stead;

               (b)   the words “Debt Protection Account” in lines 11 and 12 of each of the sixth and seventh paragraphs in Section 2.1(a), in lines 16 and 33 of Section 3.1(d)(i) and in lines 23 and 24 of Section 9.4 shall be deleted, and the words “Roanoke Account (for the sole account of the Debt Protection Ledger)” shall be inserted in their place and stead;

               (c)   the words “Disallowance Reserve Account” in lines 1 and 2 of Section 7.1(t) and lines 24 and 25 of Section 9.4 shall be deleted, and the words “Roanoke Account (for the sole account of the Disallowance Reserve Ledger)” shall be inserted in their place and stead;

               (d)   the words “Project Control Account” in line 3 of Section 6.16(f)(ii) and in each of lines 45 and 46, 47 and 49 in Section 6.26(iii) shall be deleted, and the words “Roanoke Account (for the sole account of the Project Control Ledger)” shall be inserted in their place and stead;

               (e)   the words “Rova I Contingency Account” in lines 4 and 5 of Section 2.5(b)(i)(A), lines 7 and 8 of Section 2.5(b)(ii) and lines 10 and 11 in Section 6.5(c) shall be deleted, and the words “Roanoke Account (for the sole account of the Rova I Contingency Ledger)” shall be inserted in their place and stead;

               (f)   the words “Rova I Special Disbursement Account” in line 9 of Section 2.1(b)(i) shall be deleted, and the words “Roanoke Account (for the sole account of the Rova I Special Disbursement Ledger)" shall be inserted in their place and stead;

               (g)   the words “subaccount of the Rova I Special Disbursement Account” in lines 2 and 3 of Section 2.1(f)(i) shall be deleted, and the words “sub-ledger of the Rova I Special Disbursement Ledger in the Roanoake Account” shall be inserted in their place and stead;

               (h)   the words “Rova II Contingency Account”, in line 5 of Section 2.5(b)(i)(A), line 4 of Section 2.5(b)(i)(H), lines 26 and 27 of Section 2.5(b)(ii) and line 11 in Section 6.5(c) shall be deleted, and the words “Roanoke Account (for the sole account of the Rova II Contingency Ledger)” shall be inserted in their place and stead;

               (i)   the words “Rova II Special Disbursement Account” in line 10 of Section 2.1(b) shall be deleted, and the words “Roanoke Account (for the sole account of the Rova II Special Disbursement Ledger)” shall be inserted in their place and stead;

               (j)   the words “sub-account established within the Rova II Special Disbursement Account” in lines 10 and 11 of Section 2.1(f)(ii) shall be deleted, and the words “sub-ledger of the Rova II Special Disbursement Ledger in the Roanoke Account” shall be inserted in their place and stead;

               (k)   the words “sub-account into the Rova II Special Disbursement Account” in lines 13 and 14 of Section 2.1(f)(ii) shall be deleted, and the words “sub-ledger of the Rova II Special Disbursement Ledger into the Rova II Special Disbursement Ledger in the Roanoke Account” shall be inserted in their place and stead;

               (l)   the words “Rova II Sub-Account of the Contingency Account” in line 22 of Section 3.1(d)(i) shall be deleted, and the words “Roanoke Account (for the sole account of the Rova II Sub-Ledger of the Contingency Ledger)” be inserted in their place and stead;

               (m)   the words “various Accounts” in line 11 of Section 8.7 shall be deleted, and the words “various Accounts and the Roanoke Account” be inserted in their place and stead;

               (n)   the word “Accounts” in line 8 of Section 7.2(c), line 15 of Section 7.2(d) and line 18 of Section 9.20 shall be deleted, and the words ” Accounts and the Roanoke Account” inserted in its place and stead; and

               (o)   deleting all words commencing from “Credit Suisse” in line 6 of Section 2.6(a) until the end of that Section and inserting in their place and stead the words “The Bank of New York, ABA No. 021 000 018 (for credit to the account of Credit Suisse First Boston, “CSFB-Project Finance Funds Clearing” (account no. 890-0410-701) for subsequent credit to “CSFB-Rova I and II” (account no. 890-0410-639).”

               4.   Amendment of Section 6.1 of the Credit Agreement. Section 6.1 of the Credit Agreement is hereby amended and restated as follows:

               6.1    The Roanoke Account and the Ledgers.

               The Agent shall establish and maintain at The Bank of New York, in the name of the Agent, the Roanoke Account pursuant to the Deposit Agreement, and the Agent shall establish and maintain the ledgers referred to in Sections 6.1(a) through 6.1(j) hereof (collectively, the “Ledgers”) for the purpose of maintaining a record of all amounts in, and all deposits, withdrawals, investments and transfers into or from, the Roanoke Account, from time to time, in accordance with the following provisions of this Section 6.1 and the Loan Instruments. Any reference to “the balance on”, “payments from”, “deposits into”, “withdrawals from”, “transfers into” or “transfers from”, or to funds or amounts being “applied”, “held in”, “on deposit in” or “released from”, the Roanoke Account or any Ledger (and all correlative or similar terms) or to any other act with respect to the Roanoke Account or any Ledger in this Section 6.1, any other provision of this Agreement or any other Loan Instruments shall, in all such cases, be read and construed as a reference to the relevant matter or act with respect to the Roanoke Account but only with respect to, and only to the extent of, the relevant Ledger or Ledgers or funds in such Ledger or Ledgers (as applicable). To the extent any withdrawal shall be made for the account of any Ledger from the Roanoke Account, such withdrawal shall in no event exceed the amount actually reflected in such Ledger. Notwithstanding anything contained herein or in any other Loan Instruments to the contrary, to the extent any provision hereof or in any other Loan Instruments recites that funds shall be withdrawn or transferred from the Roanoke Account for the sole account of any Ledger to the Roanoke Account for the sole account of any other Ledger, no actual transfer of funds need occur, but the relevant Ledgers shall be adjusted accordingly.

               (a)       Rova I Special Disbursement Account and Rova II Special Disbursement Ledger. The Borrower shall maintain two special accounts (the “Rova I Special Disbursement Account” and the “Rova II Special Disbursement Account”) at Credit Suisse First Boston, New York, New York and such accounts shall be titled “Rova I Special Disbursement Account” and “Rova II Special Disbursement Account”). The Agent shall have exclusive possession of and sole dominion and control over the Rova I Special Disbursement Account and the Rova II Special Disbursement Account in accordance with the terms of this Agreement. In addition, The Agent shall maintain two ledgers (the “Rova I Special Disbursement Ledger” and the “Rova II Special Disbursement Ledger”) with respect to the Roanoke Account. All Tranche A Advances shall be deposited by Agent into the Roanoke Account (for the sole account of the Rova I Special Disbursement Ledger or a sub-account thereof, in the case of any Advance of a Tranche A Overfunded Amount, as specified below in this Section 6.1(a)). Borrower shall direct the Series 1991 Trustee to deposit all Series 1991 Bond Borrowings into the Roanoke Account (for the sole account of the Rova I Special Disbursement Ledger). Borrower shall maintain a sub-ledger of the Roanoke Account (for the sole account of the Rova I Special Disbursement Ledger) into which all Advances of any Tranche A Overfunded Amount shall be deposited. Releases of Tranche A Overfunded Amounts on deposit in the sub-ledger within the Rova I Special Disbursement Ledger of the Roanoke Account into the Roanoke Account (for the sole account of the Rova I Special Disbursement Ledger) shall be made in accordance with Section 2.1(f) hereof. Borrower may draw checks against funds on deposit in the Roanoke Account (for the sole account of the Rova I Special Disbursement Ledger), including funds released from the sub-ledger into the Roanoke Account (for the sole account of the Rova I Special Disbursement Ledger), but excluding funds constituting Tranche A Overfunded Amounts on deposit in the sub-ledger, for payment only of Rova I Project Costs specified in the Rova I Approved Budget, in each case strictly in accordance with the Tranche A Applications for Borrowing in respect thereof approved by Agent. In addition, all payments to Contractor from proceeds of any Tranche A Advance or any Series 1991 Bond Borrowing shall be made directly by Agent, pursuant to instructions in a Tranche A Application for Borrowing.

               All Tranche B Advances shall be deposited by Agent into the Roanoke Account (for the sole account of the Rova II Special Disbursement Ledger (or a sub-account thereof, in the case of any Advance of a Tranche B Overfunded Amount, as specified below in this Section 6.1(a)). Borrower shall direct the Series 1993 Trustee to deposit all Series 1993 Bond Borrowings into the Roanoke Account (for the sole account of the Rova II Special Disbursement Ledger). Borrower shall maintain a sub-ledger of the Roanoke Account (for the sole account of the Rova II Special Disbursement Ledger) into which all Advances of any Tranche B Overfunded Amount shall be deposited. Releases of Tranche B Overfunded Amounts on deposit in the sub-ledger within the Rova II Special Disbursement Ledger of the Roanoke Account into the Roanoke Account (for the sole account of the Rova II Special Disbursement Ledger) shall be made in accordance with Section 2.1(f) hereof. Borrower may draw checks against funds on deposit in the Roanoke Account (for the sole account of the Rova II Special Disbursement Ledger), including funds released from the sub-ledger into the Roanoke Account (for the sole account of the Rova II Special Disbursement Ledger), but excluding funds constituting Tranche B Overfunded Amounts on deposit in the sub-ledger, for payment only of Rova II Project Costs specified in the Rova II Approved Budget, in each case strictly in accordance with the Tranche B Applications for Borrowing in respect thereof approved by Agent. In addition, all payments to Contractor from proceeds of any Tranche B Advance or any Series 1993 Bond Borrowing shall be made directly by Agent, pursuant to instructions in a Tranche B Application for Borrowing.

               Borrower shall maintain a sub-ledger of the Roanoke Account (for the sole account of the Rova II Special Disbursement Ledger) into which the proceeds of the Westmoreland Subordinated Loan shall be deposited on the Amendment Execution Date. Such funds shall be used for payment of the Rova II Project Costs specified in the Rova II Approved Budget strictly in accordance with the Tranche B Application for Borrowing submitted on the Amendment Execution Date and in accordance with Section 3(f) of the Equity Agreement.

               (b)       Project Control Account and Project Control Ledger. The Borrower shall maintain a special account (the “Project Control Account”) at Credit Suisse First Boston, New York, New York and such account shall be titled “Project Control Account”. The Agent shall have exclusive possession of and sole dominion and control over the Project Control Account in accordance with the terms of this Agreement. The Agent shall maintain a ledger (the “Project Control Ledger”) with respect to the Roanoke Account and such ledger shall be titled “Project Control Ledger”. The Roanoke Account (for the sole account of the Project Control Ledger) shall be maintained so long as there exists any amount in any of the funds or accounts created under the Series 1991 Indenture or the Series 1993 Indenture. Until the Tranche B Conversion Date, Borrower shall maintain a sub-ledger within the Project Control Ledger of the Roanoke Account (the “Rova II Sub-Ledger”) into which all Cash Revenues from the Rova II Facility shall be deposited. All Cash Revenues (and insurance proceeds not required to be deposited in the Roanoke Account (for the sole account of the Contingency Ledger) pursuant to Section 6.1(i) hereof) shall be deposited in the Roanoke Account (for the sole account of the Project Control Ledger), except that prior to the Tranche B Conversion Date, all Cash Revenues from the Rova II Facility shall be deposited into the Roanoke Account (for the sole account of the Rova II Sub-Ledger). Borrower has irrevocably instructed all parties paying Cash Revenues to Borrower, and shall so instruct all other parties at any time paying Cash Revenues to Borrower, to make such payments into the Roanoke Account (for the sole account of the Project Control Ledger) and, until the Tranche B Conversion Date, Cash Revenues from the Rova II Facility to be deposited into the Roanoke Account (for the sole account of the Rova II Sub-Ledger). In addition, Borrower shall maintain a second sub-ledger within the Project Control Ledger of the Roanoke Account (the “Checking Sub-Ledger”) against which checks may be drawn by Borrower for the payment of Cash Expenses. The balance in the Roanoke Account (for the sole account of the Checking Sub-Ledger) shall not exceed the aggregate amount of all checks outstanding and to be drawn against such ledger. Borrower shall not make transfers from the Roanoke Account (for the sole account of the Project Control Ledger) to the Roanoke Account (for the sole account of the Checking Sub-Ledger) more than three times in any month (or such other amount as may be permitted by law).

               (c)       Withdrawals from Roanoke Account (for the sole account of the Project Control Ledger). Borrower hereby irrevocably authorizes Agent to make withdrawals from the Roanoke Account (for the sole account of the Project Control Ledger) (except to the extent Borrower makes withdrawals by check from the Roanoke Account (for the sole account of the Checking Sub-Ledger) as set forth in Section 6.1(b) hereof) and, until the Tranche B Conversion Date, from the Roanoke Account (for the sole account of the Rova II Sub-Ledger), pursuant to the terms of this Agreement and for the purposes of satisfying the provisions of this Section 6.1, as follows:

(i) Payment of Cash and Other Expenses; Application of Conversion Date Balances:

(A) on any day prior to the Tranche A Conversion Date, withdraw and transfer from the Roanoke Account (for the sole account of the Project Control Ledger (excluding the Rova II Sub-Ledger)) such amount as Borrower requests in order to pay (x) Rova I Cash Expenses and for fuel for start-up and initial operation of the Rova I Facility until the Tranche A Conversion Date (directly to such payees as Borrower specifies or through funds transferred to a Local Bank Account or to the Roanoke Account (for the sole account of the Checking Sub-Ledger) as specified in Section 6.1(b) hereof) and (y) interest and Rova I L/C Fees accruing after the Rova I Commercial Operations Date but prior to the Tranche A Conversion Date (directly to such payees as Borrower specifies); and in no event shall any such withdrawal be used to pay other Rova I Project Costs or Rova II Project Costs (except as expressly set forth above or with Agent’s approval, given in its sole discretion);

(B) on any day prior to the Tranche B Conversion Date, withdraw and transfer from the Roanoke Account (for the sole account of Rova II Sub-Ledger within the Project Control Ledger) such amount as Borrower requests in order to pay (x) Rova II Cash Expenses and for fuel for start-up and initial operation of the Rova II Facility until the Tranche B Conversion Date (directly to such payees as Borrower specifies or through funds transferred to a Local Bank Account or to the Roanoke Account (for the sole account of the Checking Sub-Ledger), as specified in Section 6.1(b) hereof) and (y) interest and Rova II L/C Fees accruing after the Rova II Commercial Operations Date but prior to the Tranche B Conversion Date (directly to such payees as Borrower specifies); and in no event shall any such withdrawal be used to pay other Rova II Project Costs or any Rova I Project Costs (except as expressly set forth above or with Agent’s approval, given in its sole discretion);

(C) on any day after the Tranche A Conversion Date but prior to the Tranche B Conversion Date, upon the request of Borrower, withdraw and transfer from the Roanoke Account (for the sole account of the Project Control Ledger (excluding the Rova II Sub-Ledger)) such amount as Borrower requests in order to pay Rova I Cash Expenses (directly to such payees as Borrower specifies or through funds transferred to the Local Bank Account or to the Roanoke Account (for the sole account of the Checking Sub-Ledger) as specified in Section 6.1(b) hereof); provided that in the event the Tranche A Debt Service Coverage Ratio or the Projected Tranche A Debt Service Coverage Ratio as calculated on the most recent Calculation Delivery Date is less than 1.1 to 1.0, then until such condition no longer exists, any withdrawals and transfers of funds for Rova I Cash Expenses that would cause the aggregate withdrawals in such month for Rova I Cash Expenses to exceed the Rova I Operating Costs allocated for such month in the Rova I Operating Budget shall require (except for withdrawals needed to fund emergency measures) the prior written consent of Agent not to be unreasonably withheld or delayed and provided, further, that there shall be no more than three such withdrawals in any month; and

(D) on any day after the Tranche B Conversion Date, upon the request of Borrower, withdraw and transfer from the Roanoke Account (for the sole account of the Project Control Ledger) such amount as Borrower requests in order to pay Cash Expenses (directly to such payees as Borrower specifies or through funds transferred to the Local Bank Account or to the Roanoke Account (for the sole account of the Checking Sub-Ledger) as specified in Section 6.1(b) hereof); provided that in the event the Combined Debt Service Coverage Ratio or the Combined Projected Debt Service Coverage Ratio as calculated on the most recent Calculation Delivery Date is less than 1.1 to 1.0, then until such condition no longer exists, any withdrawals and transfers of funds for Cash Expenses that would cause the aggregate withdrawals in such month for Cash Expenses to exceed the aggregate Operating Costs allocated for such month in the Rova I Operating Budget and the Rova II Operating Budget shall require (except for withdrawals needed to fund emergency measures) the prior written consent of Agent and, commencing on the 12th anniversary of the Tranche A Conversion Date, Institutional Agent, in each case not to be unreasonably withheld or delayed);

(ii) Payments to Roanoke Account (for the sole account of the Ash Reserve Ledger): After making the withdrawals specified in clause (i) above, on each Repayment Date, withdraw and transfer for deposit in the Roanoke Account (for the sole account of the Ash Reserve Ledger), to the extent funds are available, an amount equal to the lesser of (A) the excess of the Required Ash Reserve Balance over the then-current balance in the Roanoke Account (for the sole account of the Ash Reserve Ledger) and (B) the sum of (1) $1.35 (in 1991 U.S. dollars) per ton of ash disposed of during the six month period immediately preceding such Repayment Date (such dollar amount subject to increase promptly after the end of each calendar year to reflect changes in the GNP Deflator during the immediately preceding calendar year) and (2) any amounts not previously deposited in the Roanoke Account (for the sole account of the Ash Reserve Ledger) due to unavailability;

(iii) Payment of Agency Fee: After making the withdrawals specified in clauses (i) and (ii) above, on each date on and after the Tranche A Conversion Date on which such fee is payable, and on each date on and after the Tranche B Conversion Date on which such fee is payable, withdraw and pay the Agency Fees referred to in Section 2.2(d)(i) hereof to Agent;

(iv) Payments of Interest, L/C Fees and Interest Rate Hedge Costs: After making the withdrawals specified in clauses (i) through (iii) above, (x) on each Interest Payment Date occurring on and after the Tranche A Conversion Date and on each date occurring on and after the Tranche A Conversion Date upon which payment is required under any Interest Rate Hedge Agreement, withdraw and transfer accordingly for the payment of any interest on the Tranche A Loans, Tranche A Institutional Loans, Rova I L/C Fees, Yield-Maintenance Premiums on the Tranche A Institutional Loans and other fees due under any of the Loan Instruments in connection with the Tranche A Loans, and the Series 1991 Letter of Credit, including any Interest Rate Hedge Agreement and (y) on each Interest Payment Date occurring on and after the Tranche B Conversion Date, withdraw and transfer accordingly for the payment of any interest on the Tranche B Loans, Tranche B Institutional Loans, Rova II L/C Fees, Yield-Maintenance Premiums on the Tranche B Institutional Loans and other fees due under any of the Loan Instruments in connection with the Tranche B Loans;

(v) Payments of Debt Service: After making the withdrawals specified in clauses (i) through (iv) above, on each Repayment Date and on each date occurring on and after the Tranche A Conversion Date that Borrower incurs a Rova I L/C Reimbursement Obligation that cannot be automatically converted into a Loan and on each Repayment Date on and after the Tranche B Conversion Date that Borrower incurs a Rova II L/C Reimbursement Obligation that cannot be automatically converted into a Tranche B Loan, withdraw and transfer accordingly amounts for the payment of Debt Service (after taking into account payments made pursuant to clauses (iii) and (iv) above) due and payable on such date;

(vi) Payments to Roanoke Account (for the sole account of the Repair and Maintenance Ledger): After making the withdrawals specified in clauses (i) through (v) above, on each Repayment Date, withdraw and transfer for deposit in the Roanoke Account (for the sole account of the Repair and Maintenance Ledger), to the extent funds are available, an amount equal to the lesser of (A) the excess of the Required Maintenance Balance over the then-current balance in the Roanoke Account (for the sole account of the Repair and Maintenance Ledger) and (B) the sum of (1) $110,000 (in 1992 U.S. dollars) such dollar amount subject to increase promptly after the end of each calendar year to reflect changes in the GNP Deflator during the immediately preceding calendar year plus (2) 50% of the Plant Aging Allowance Amount for the calendar year in which such Repayment Date occurs plus (3) any amounts not previously deposited in the Roanoke Account (for the sole account of the Repair and Maintenance Ledger) due to unavailability;

(vii) Payments to Roanoke Account (for the sole account of the Debt Protection Ledger): After making the withdrawals specified in clauses (i) through (vi) above, on each Repayment Date or such other date as requested by Borrower and approved by Agent in its sole discretion, withdraw and transfer for deposit in the Roanoke Account (for the sole account of the Debt Protection Ledger) up to a maximum amount of $18,000,000 prior to the Tranche B Conversion Date and thereafter to the extent necessary to fund the full amount of the Required Debt Protection Balance, as follows: (A) first, 50% of Discretionary Cash Flow; and (B) second, 100% of remaining Discretionary Cash Flow as of such Repayment Date in an amount equal to the difference between (x) the sum of all amounts previously withdrawn from such account or drawn under the Debt Protection Letter of Credit to satisfy Borrower’s obligations under the Loan Instruments less (y) the sum of all amounts previously deposited in such account pursuant to this clause (B);

(viii) Capital Expenditures: After making the withdrawals specified in clauses (i) through (vii) above, on any date withdraw such amounts as are permitted under or consented to by Agent pursuant to Section 6.6(c) hereof for capital expenditures;

(ix) Payments to Roanoke Account (for the sole account of the Additional Collateral Ledger): After making the withdrawals specified in clauses (i) through (viii) above, on each Repayment Date, withdraw and transfer amounts for deposit in the Roanoke Account (for the sole account of the Additional Collateral Ledger) to the extent necessary to fund the full amount of the Required Additional Collateral Balance, as follows: (A) if on any Repayment Date the Combined Debt Service Coverage Ratio or the Combined Projected Debt Service Coverage Ratio, in each case as of the immediately preceding Calculation Delivery Date, is less than 1.20 to 1.00 and greater than or equal to 1.15 to 1.00, an amount equal to 50% of Residual Cash Flow; (B) if on any Repayment Date the Combined Debt Service Coverage Ratio or the Combined Projected Debt Service Coverage Ratio, in each case as of the immediately preceding Calculation Delivery Date, is less than 1.15 to 1.00 and greater than or equal to 1.10 to 1.00, an amount equal to 75% of Residual Cash Flow; and (C) if on any Repayment Date the Combined Debt Service Coverage Ratio or the Combined Projected Debt Service Coverage Ratio, in each case as of the immediately preceding Calculation Delivery Date, is less than 1.10 to 1.00, an amount equal to 100% of Residual Cash Flow. “Residual Cash Flow” means, as of any Repayment Date, the Discretionary Cash Flow as calculated for such Repayment Date less the sum of all amounts to be deposited on such Repayment Date in the Roanoke Account (for the sole account of the Debt Protection Ledger) and all payments made as of such Repayment Date pursuant to Section 6.1(c) (viii) hereof since the Repayment Date immediately preceding such Repayment Date;

(x) Payments to Roanoke Account (for the sole account of the Disallowance Reserve Ledger): After making the withdrawals specified in clauses (i) through (ix) above, if a Disallowance (except where such Disallowance is due to certain actions or inactions of Virginia Power that will not result, pursuant to the Rova I Power Purchase Agreement or the Rova II Power Purchase Agreement, as applicable, in reductions in the revenue stream thereunder) has occurred, on each Repayment Date after such Disallowance has first occurred, withdraw and transfer amounts for deposit in the Roanoke Account (for the sole account of the Disallowance Reserve Ledger), to the extent necessary to fund the full amount of the Required Disallowance Balance, as follows: (A) during the period commencing on the Closing Date and ending on the last day of the fifth year following the Rova I Commercial Operations Date, 10% of Remaining Cash Flow, (B) during the period commencing on the first day of the sixth year and ending on the last day of the tenth year following the Rova I Commercial Operations Date, 50% of Remaining Cash Flow; and (C) during the period commencing on the first day of the eleventh year following the Rova I Commercial Operations Date and ending on the Tranche B Institutional Maturity Date, 100% of Remaining Cash Flow. “Remaining Cash Flow” means, as of any Repayment Date, the Residual Cash Flow for such Repayment Date less all amounts to be deposited on such Repayment Date in the Roanoke Account (for the sole account of the Additional Collateral Ledger); and

(xi) Transfers or Distributions by Borrower: After making the withdrawals specified in clauses (i) through (x) above, Agent may retain in a sub-ledger of the Roanoke Account (for the sole account of the Project Control Ledger) (which sub-ledger shall not be available for the uses contemplated in (i) above) (hereinafter, the “Rate Sub-Ledger”) an amount equal to the Rate Redetermination Amount upon (x) the issuance of an initial decision (as defined in 18 C.F.R. § 385.702(a), or any successor provision thereof, hereinafter referred to as an “Initial Decision”) that recommends a reduction in the rates payable to Borrower under the Rova I Power Purchase Agreement or (y) the issuance by FERC or any other regulatory body having jurisdiction over the rates under the Rova I Power Purchase Agreement of an order setting for hearing the issue of the reasonableness of such rates. The Rate Redetermination Amount shall no longer be retained after the earlier to occur of (1) the satisfaction of Borrower’s obligation under clauses (x) or (y) of Section 6.26 hereof; (2) the issuance of a final order by the FERC or such other regulatory body affirming the reasonableness of such rates, or (3) the date on which it shall otherwise be evident (to the reasonable satisfaction of the Agent) that no action is reasonably likely to be taken by FERC or such other regulatory body with respect to such Initial Decision, order or hearing, and if such retention ceases, then on the next succeeding Repayment Date Agent shall withdraw and transfer to Borrower all funds so retained as set forth in the last paragraph of this clause (xi); provided further, that if the applicable FERC (or other such regulatory body) proceeding has not resulted in a final order on the merits within 15 months after the applicable “refund effective date” within the meaning of section 205 (b) of the FPA, then retention under this section shall not be made with respect to Cash Revenues derived from electricity sold from the Facilities after such 15 months have expired, unless Agent shall have reasonably determined that the primary reason that such proceeding shall not have been resolved is the dilatory conduct of the Borrower. In addition, immediately upon the issuance of a final order on the merits by the FERC (or such other regulatory body) reducing the rates payable to Borrower under the Rova I Power Purchase Agreement, (x) all funds in the Roanoke Account (for the sole account of the Rate Sub-Ledger) shall be applied to prepay the Loans and the Institutional Loans in accordance with Section 2.5(b) (vi) hereof and (y) funds in the Roanoke Account (for the sole account of the Project Control Ledger) shall be retained in amounts as Agent shall reasonably determine to be required to satisfy the unpaid portion of the Rate Redetermination Amount. In addition, the Agent, in its discretion, may use such funds at any time to pay costs and expenses incurred in connection with the Substitute Steam Arrangements and not previously paid for by Borrower.

               After any such amounts are retained in the Roanoke Account (for the sole account of the Rate Sub-Ledger) and after retaining in the Roanoke Account (for the sole account of the Project Control Ledger) (A) a minimum balance of at least $900,000, plus (B) an amount (the “Retained Amount”) equal to the lesser of (i) 50% of the monies remaining in the Roanoke Account (for the sole account of the Project Control Ledger) and available for distribution to Borrower on each Repayment Date to occur prior to the Tranche B Conversion Date, together with interest thereon at prevailing market rates, up to a maximum aggregate amount (including interest) of $3,550,000 and (ii) the difference (if a positive number and a negative number shall be construed to be zero) between $3,550,000 and the amount equal to 50% of the Unused Tranche A Equity Funding Amount (as defined in the Equity Agreement) on the Tranche A Conversion Date, plus (C) such amounts as Agent reasonably determines (based on current indications of operations and taking account of anticipated accumulations of funds in subsequent months) are reasonably necessary to anticipate any payments that Borrower may be required to make to Virginia Power pursuant to the Rova I Power Purchase Agreement or the Rova II Power Purchase Agreement prior to the next succeeding Repayment Date, and subject to Section 6.18(b) hereof, then, on each Repayment Date, withdraw and transfer the monies remaining in the Roanoke Account (for the sole account of the Project Control Ledger) to such account as Borrower shall direct, including any account permitted pursuant to Section 6.10(b) hereof; provided that within three years after the Tranche A Conversion Date, Borrower, Agent, Co-Agents and Institutional Agent shall negotiate in good faith a procedure that will permit withdrawals to be made under this clause (xi) on a quarterly rather than a semi-annual basis, while preventing, in the reasonable judgment of Agent, Co-Agents and Institutional Agent, any increase in the risk to the Lenders, the Institutional Lenders and the Issuing Bank of non-payment of any obligation under the Loan Instruments. Borrower may from time to time withdraw funds then on deposit in the Roanoke Account (for the sole account of the Project Control Ledger) as Retained Amounts upon delivery to Agent of an unconditional, absolute and irrevocable letter of credit or third party guaranty in each case in form and substance and from an issuer or third party, as the case may be, satisfactory to Agent and Co-Agents in their sole discretion. In the event the Tranche B Conversion Date does not occur on or prior to the Tranche B Date Certain or an Event of Default shall occur prior to the Tranche B Conversion Date, then on the Tranche B Date Certain or upon the occurrence of such Event of Default, as the case may be, funds held in the Roanoke Account (for the sole account of the Project Control Ledger) as Retained Amounts up to $2,500,000 shall be applied to prepay the Loans and the Institutional Loans in the manner provided for in Section 2.5(b) (vii) hereof; in the event Rova II Commercial Operation Date has not occurred on or prior to August 15, 1995, then upon the occurrence of Substantial Completion under the Rova II Turnkey Contract, funds held in the Roanoke Account (for the sole account of the Project Control Ledger) as Retained Amounts up to $1,050,000 shall be deposited into the Roanoke Account (for the sole account of the Rova II Contingency Ledger) and shall be applied pursuant to Section 6.1(i) hereof. If the Retained Amounts could not be so applied on or prior to the Tranche B Conversion Date and no Default or Event of Default shall have occurred and be continuing, funds held in the Roanoke Account (for the sole account of the Project Control Ledger) as Retained Amounts shall be distributed to Borrower on the Tranche B Conversion Date and any letters of credit or guarantees delivered to Agent in substitution for such funds shall be canceled and delivered to Borrower.

(xii) Notwithstanding anything contained herein, Borrower shall not make any distributions to Partners prior to the Tranche A Conversion Date.

               (d)       Ash Reserve Account and Ash Reserve Ledger. (i) Borrower shall maintain a special account (the “Ash Reserve Account”) at Credit Suisse First Boston, New York, New York and such account shall be titled “Ash Reserve Account”. The Agent shall have exclusive possession of and sole dominion and control over the Ash Reserve Account in accordance with the terms of this Agreement. The Agent shall maintain a ledger (the “Ash Reserve Ledger”) with respect to the Roanoke Account and such ledger shall be titled “Ash Reserve Ledger”. The Roanoke Account (for the sole account of the Ash Reserve Ledger) shall be funded pursuant to Section 6.1(c)(ii) hereof up to a maximum amount of $1,000,000 (the “Required Ash Reserve Balance”). Borrower shall use funds in the Roanoke Account (for the sole account of the Ash Reserve Ledger) for payment of the “Capacity Charges” described in Section 6(b) of the Ash Disposal Agreement. So long as no Event of Default has occurred and is continuing, on each Repayment Date, Agent shall transfer on instruction by Borrower any amount in excess of the Required Ash Reserve Balance for deposit in the Roanoke Account (for the sole account of the Project Control Ledger) as an item of Cash Revenues and such amount shall be applied on such date pursuant to the provisions of Section 6.1(c) hereof and shall be available for withdrawal by Borrower from the Roanoke Account (for the sole account of the Project Control Ledger) pursuant to Section 6.1(c)(xi) above on such date, subject to any prior applications pursuant to Section 6.1(c) hereof; and

               (ii)        Notwithstanding any provision in this Agreement or any of the Loan Instruments to the contrary, including Section 6.1(d)(i) hereof, commencing upon the effective date of Amendment No. 6 to the Credit Agreement:

               (A)        the Roanoke Account (for the sole account of the Ash Reserve Ledger) shall be funded pursuant to Section 6.1(c)(ii) hereof up to a maximum amount of $600,000 and such amount shall be considered the “Required Ash Reserve Balance”, provided, that, in the event that any of the funds held in the Roanoke Account (for the sole account of the Ash Reserve Ledger) are used pursuant to section 6.1(d)(ii)(B) below, such maximum amount shall immediately increase to $1,000,000 and the term “Required Ash Reserve Balance” shall revert to the meaning given such term in Section 6.1(d)(i) above; and

               (B)        The Lenders and Institutional Lenders shall be entitled to use the funds in the Roanoke Account (for the sole account of the Ash Reserve Ledger) to satisfy payment obligation of Borrower under the Loan Instruments after (1) distributing funds from the Roanoke Account (for the sole account of the Additional Collateral Ledger) for such purpose pursuant to Section 6.1(g) below; and (2) using funds in the Roanoke Account (for the sole account of the Debt Protection Ledger) for such purpose pursuant to Section 6.1(f) below; provided, that, in the event that the Borrower receives written notice from the Independent Engineer that a new Ash Monofill (as defined in the Ash Disposal Agreement) will be required for the Facilities, immediately upon the receipt of such notice by Borrower, and thereafter, (x) the funds in the Roanoke Account (for the sole account of the Ash Reserve Ledger) shall no longer be used as provided in this Section 6.1(d)(ii)(B), (y) the maximum amount to which the Roanoke Account (for the sole account of the Ash Reserve Ledger) shall be funded shall increase to $1,000,000, and (z) the term “Required Ash Reserve Balance” shall revert to the meaning given such term in Section 6.1(d)(i) above.

               (e)       Repair and Maintenance Account and Repair and Maintenance Ledger. Commencing on or prior to the Tranche A Conversion Date, the Borrower shall maintain a special account (the “Repair and Maintenance Account”) at Credit Suisse First Boston, New York, New York and such account shall be titled “Repair and Maintenance Account”. The Agent shall have exclusive possession of and sole dominion and control over the Repair and Maintenance Account in accordance with the terms of this Agreement. The Agent shall maintain a ledger (the “Repair and Maintenance Ledger”) with respect to the Roanoke Account and such ledger shall be titled “Repair and Maintenance Ledger”. The Roanoke Account (for the sole account of the Repair and Maintenance Ledger) shall be funded pursuant to Section 6.1(c)(vi) hereof up to a maximum amount of (x) $2,200,000 on or prior to January 31, 2004 and after January 31, 2010 and (y) $2,600,000 after January 31, 2004 through and including January 31, 2010 (such amount the “Required Maintenance Balance). Borrower may only use funds in the Roanoke Account (for the sole account of the Repair and Maintenance Ledger) from time to time to pay prudent expenses associated with major equipment inspection, major overhaul, major repair and major component replacement with respect to the Facilities. So long as no Event of Default has occurred and is continuing, on each Repayment Date, Agent shall transfer on instruction by Borrower any amount in excess of the Required Maintenance Balance for deposit in the Roanoke Account (for the sole account of the Project Control Ledger) as an item of Cash Revenues and such amount shall be applied on such date pursuant to the provisions of Section 6.1(c) hereof and shall be available for withdrawal by Borrower from the Roanoke Account (for the sole account of the Project Control Ledger) pursuant to Section 6.1(c)(xi) above on such date, subject to any prior applications pursuant to Section 6.1(c) hereof.

               (f)       Debt Protection Account and Debt Protection Ledger. (aa) Commencing on or prior to the Tranche A Conversion Date, the Borrower shall maintain a special account (the “Debt Protection Account”) at Credit Suisse First Boston, New York, New York and such account shall be titled “Debt Protection Account”. The Agent shall have exclusive possession of and sole dominion and control over the Debt Protection Account in accordance with the terms of this Agreement. The Agent shall maintain a ledger (the “Debt Protection Ledger”) with respect to the Roanoke Account and such ledger shall be titled “Debt Protection Ledger”. The Roanoke Account (for the sole account of the Debt Protection Ledger) shall be funded pursuant to Section 6.1(c)(vii) hereof and as set forth in this Section 6.1(f) up to a maximum amount of $20,000,000 (the “Required Debt Protection Balance”). On the Tranche A Conversion Date, the Roanoke Account (for the sole account of the Debt Protection Ledger) shall be funded with the proceeds of the final Advance under the Tranche A Construction Loan to be made on such date (and which shall be made by Agent even if a proper Tranche A Application for Borrowing has not been submitted by Borrower) in an amount equal to the sum of (i) $8,000,000 plus (ii) 50% of all Rova I Project Savings in excess of $2,000,000; provided that in no event shall the sum of the amounts set forth in clauses (i) and (ii) exceed $16,000,000. In addition, on the Tranche B Conversion Date the Roanoke Account (for the sole account of the Debt Protection Ledger) shall be funded (to the extent necessary to reach the Required Debt Protection Balance) with the proceeds of the final Advance under the Tranche B Construction Loan to be made on such date (and which shall be made by Agent even if a proper Tranche B Application for Borrowing has not been submitted by Borrower) in an amount equal to the sum of (i) 2,000,000 plus (ii) an amount (up to $1,000,000) equal to 50% of all Rova II Project Savings. The Lenders and the Institutional Lenders shall be entitled to use the funds in the Roanoke Account (for the sole account of the Debt Protection Ledger) to satisfy payment obligations of Borrower under the Loan Instruments after distributing funds from the Roanoke Account (for the sole account of the Additional Collateral Ledger) for such purpose pursuant to Section 6.1(g) below. So long as no Event of Default has occurred and is continuing, on each Repayment Date, Agent shall transfer on instruction by Borrower any amount in excess of the Required Debt Protection Balance for deposit in the Roanoke Account (for the sole account of the Project Control Ledger) as an item of Cash Revenues and such amount shall be applied on such date pursuant to the provisions of Section 6.1(c) hereof and shall be available for withdrawal by Borrower from the Roanoke Account (for the sole account of the Project Control Ledger) pursuant to Section 6.1(c)(xi) above on such date, subject to any prior applications pursuant to Section 6.1(c) hereof.

               Borrower may from time to time withdraw funds then on deposit in the Roanoke Account (for the sole account of the Debt Protection Ledger) up to an aggregate maximum amount of $19,700,000 upon delivery to Agent of one or more (but no more than three at any one time outstanding) unconditional, absolute and irrevocable letters of credit in form and substance and from an issuer whose senior unsecured debt is rated “Aal” or better by Moody’s or “AA+” or better by S&P or possessing an equivalent rating from another nationally recognized credit rating agency of similar standing acceptable to Agent (such letters of credit as each may be amended, supplemented, renewed or replaced (with the consent of Majority Lenders) is hereinafter referred to as the “Debt Protection Letter of Credit”) together with such corporate documents, legal opinions and other documents and information, all as Agent may reasonably request. The amount of any Debt Protection Letter of Credit shall equal the amount of cash withdrawn from the Roanoke Account (for the sole account of the Debt Protection Ledger). Each Debt Protection Letter of Credit shall provide that Agent may draw down the amount of any such Debt Protection Letter of Credit and apply the same to satisfy payment obligations for which funds in the Roanoke Account (for the sole account of the Debt Protection Ledger) may be used, and upon any such drawing Agent shall draw down the full amount of all such Debt Protection Letters of Credit and deposit the amount of such drawdowns in the Roanoke Account (for the sole account of the Debt Protection Ledger). After Agent shall have so drawn down on any Debt Protection Letter of Credit, Borrower shall not be entitled to deliver additional Debt Protection Letters of Credit until and unless the Roanoke Account (for the sole account of the Debt Protection Ledger) is funded in the full amount of the Required Debt Protection Balance. Each Debt Protection Letter of Credit shall provide that Agent may draw on such Debt Protection Letter of Credit if (x) Borrower shall fail to deliver to Agent a further renewal or replacement of such Debt Protection Letter of Credit then in effect not less than 30 days prior to its expiration date or (y) upon five days notice to Borrower if the rating of the senior unsecured debt of the issuer of such Debt Protection Letter of Credit is downgraded to below “Aal” by Moody’s or “AA+” by S&P (or the equivalent thereof by another nationally recognized credit agency of similar standing). Each Debt Protection Letter of Credit shall be (i) for a minimum of 364 days and (ii) in the case of a renewal or replacement, in an amount equal to the stated amount of such Debt Protection Letter of Credit being replaced (with provisions providing for increases thereof identical to the Debt Protection Letter of Credit being replaced) or with other substantially similar provisions (other than as to the stated amount thereof) acceptable to Agent in its sole discretion. Borrower agrees that if any dispute shall arise as to the right of Agent to submit any Debt Protection Letter of Credit for payment or to draw thereunder, Borrower will not join the issuer thereof in any action or proceeding seeking to enjoin or stop payment on such Debt Protection Letter of Credit. Nothing contained in this paragraph shall affect Borrower’s continuing obligations to deposit funds in the Roanoke Account (for the sole account of the Debt Protection Ledger) as provided in this Section 6.1 unless and until such obligations have been satisfied by delivery to Agent of a Debt Protection Letter of Credit or an increase in the amount available under any Debt Protection Letter of Credit then held by Agent. The amount of any Debt Protection Letter of Credit shall be deemed to be included in the balance of the Roanoke Account (for the sole account of the Debt Protection Ledger) for purposes of determining the balance of the Roanoke Account (for the sole account of the Debt Protection Ledger) where required to do so in this Agreement. Each Debt Protection Letter of Credit shall constitute a Loan Instrument. Costs and expenses incurred by or on behalf of Borrower in connection with any Debt Protection Letter of Credit shall not constitute Cash Operating Costs.

               (bb)   Notwithstanding the provisions of Section 6.1(f)(aa) above, (A) commencing on the effective date of Amendment No. 6 to Credit Agreement and ending on January 31, 2010, (x) the maximum amount to which the Roanoke Account (for the sole account of the Debt Protection Ledger) shall be funded shall be increased by $550,000 on each Repayment Date that is a Quarterly Date in January and each Repayment Date that is a Quarterly Date in July, commencing on January 1, 2002 through and including July 31, 2008 and (y) the term “Required Debt Protection Balance” shall mean, at any given time, the maximum amount to which the Roanoke Account (for the sole account of the Debt Protection Ledger) shall be funded in accordance with this section 6.1(f)(bb); and (B) as long as no Event of Default has occurred and is continuing, (1) on January 31, 2009, any amounts on deposit in the Roanoke Account (for the sole account of the Debt Protection Ledger) in excess of $23,000,000, (3) on January 31, 2010, any amounts on deposit in the Roanoke Account (for the sole account of the Debt Protection Ledger) in excess of $20,000,000 shall be distributed to the Borrower to such account as Borrower shall direct and simultaneously with the last such distribution, the provisions of this Section 6.1(f)(bb) shall cease to have any force or effect.

               (g)       Additional Collateral Account and Additional Collateral Ledger. Commencing on or prior to the Tranche A Conversion Date, the Borrower shall maintain a special account (the “Additional Collateral Account”) at Credit Suisse First Boston, New York, New York and such account shall be titled “Additional Collateral Account”). The Agent shall have exclusive possession of and sole dominion and control over the Additional Collateral Account in accordance with the terms of this Agreement. The Agent shall maintain a ledger (the “Additional Collateral Ledger”) with respect to the Roanoke Account and such ledger shall be titled “Additional Collateral Ledger”. The Roanoke Account (for the sole account of the Additional Collateral Ledger) shall be funded pursuant to Section 6.1(c)(ix) hereof up to a maximum amount of $20,000,000 or, in the event that Virginia Power’s withholding of capacity payments on the basis of forced outages is upheld by a non-appealable decision of a court of competent jurisdiction, $[25,000,000] (the “Required Additional Collateral Balance”). The Lenders and the Institutional Lenders shall be entitled to use the funds in the Roanoke Account (for the sole account of the Additional Collateral Ledger) to satisfy payment obligations of Borrower under the Loan Instruments. If on any Calculation Delivery Date the Combined Debt Service Coverage Ratio and the Combined Projected Debt Service Coverage Ratio then delivered pursuant to Section 6.2 hereof are equal to or greater than 1.25 to 1.00, so long as no Event of Default has occurred and is continuing, then Agent shall transfer on instruction by Borrower the monies in the Roanoke Account (for the sole account of the Additional Collateral Ledger) for deposit in the Roanoke Account (for the sole account of the Project Control Ledger) as an item of Cash Revenues. Funds in the Roanoke Account (for the sole account of the Additional Collateral Ledger) may, upon three Banking Days’ prior written notice from Borrower to Agent, be used to prepay Agreement Term Loans (including a reduction in the Bond Letter of Credit Facilities) and Institutional Term Loans (together with the Yield-Maintenance Premium with respect to the principal amount of the Institutional Term Loans being prepaid) on a pro rata basis (such prepayments to be applied to whichever is the last maturing principal repayment as between the Tranche A Term Loan and the Tranche B Term Loan and to whichever is the last maturing principal repayment as between the Tranche A Institutional Term Loan and the Tranche B Institutional Term Loan). So long as no Event of Default has occurred and is continuing, on each Repayment Date, Agent shall transfer on instruction by Borrower any amount in excess of the Required Additional Collateral Balance for deposit in the Roanoke Account (for the sole account of the Project Control Ledger) as an item of Cash Revenues and such amount shall be applied on such date pursuant to the provisions of Section 6.1(c) hereof and shall be available for withdrawal by Borrower from the Roanoke Account (for the sole account of the Project Control Ledger) pursuant to Section 6.1(c)(xi) above on such date, subject to any prior applications pursuant to Section 6.1(c) hereof.

               (h)       Disallowance Reserve Account and Disallowance Reserve Ledger. Commencing on or prior to an event of Disallowance that requires deposits to be made pursuant to Section 6.1(c)(x) hereof, the Borrower shall maintain a special account (the “Disallowance Reserve Account”) at Credit Suisse First Boston, New York, New York and such account shall be titled “Disallowance Reserve Account”. The Agent shall have exclusive possession of and sole dominion and control over the Disallowance Reserve Account in accordance with the terms of this Agreement. The Agent shall maintain a ledger (the “Disallowance Reserve Ledger”) with respect to the Roanoke Account and such ledger shall be titled “Disallowance Reserve Ledger”. The Roanoke Account (for the sole account of the Disallowance Reserve Ledger) shall be funded from time to time pursuant to Section 6.1(c)(x) hereof up to a maximum amount, calculated as the aggregate of all such fundings (the “Required Disallowance Funding”), equal to the least of (“Required Disallowance Balance”) (i) $34,500,000, (ii) the aggregate amount, as determined by Institutional Agent and Agent, that will be due and owing to Virginia Power (whether by direct payment or as set-offs or deductions from payments due from Virginia Power) pursuant to the terms of Article 18 of each of the Power Purchase Agreements (including any interest) for the period commencing (a) with respect to the Rova I Power Purchase Agreement, on the 18th anniversary of the Rova I Commercial Operations Date and ending on the Tranche B Institutional Maturity Date and (b) with respect to the Rova II Power Purchase Agreement, or in the event the Rova II Power Purchase Agreement has been terminated, with respect to the Rova I Power Purchase Agreement, on the 15th anniversary of the Rova II Commercial Operations Date and ending on the Tranche B Institutional Maturity Date and (iii) until all Obligations to the Accounts and Lenders have been satisfied in full, the Total Outstanding Extensions of Credit on the date of the applicable funding and thereafter the difference (if a positive number) between the aggregate unpaid principal amount of the Institutional Loans outstanding on the date of the applicable funding and the balance of the Roanoke Account (for the sole account of the Debt Protection Ledger) on such date. Funds in the Roanoke Account (for the sole account of the Disallowance Reserve Ledger) shall be used only as follows: (x) at any time the Institutional Lenders shall be entitled to use the funds in the Roanoke Account (for the sole account of the Disallowance Reserve Ledger) to satisfy payment obligations of Borrower under the Loan Instruments upon any declaration that Obligations are due and payable pursuant to Section 7.2(a) hereof, and (y) from and after the earlier of the 18th anniversary of the Rova I Commercial Operations Date or the 15th anniversary of the Rova II Commercial Operations Date, the Institutional Lenders shall also be entitled to use the funds in the Roanoke Account (for the sole account of the Disallowance Reserve Ledger) to satisfy payment obligations of Borrower under the Loan Instruments upon any Event of Default under Section 7.1(a) hereof, provided, that any application of funds pursuant to clause (x) or (y) hereof to any Obligations to the Institutional Agent or Institutional Lenders shall be made only as part of a pro rata application to the Obligations of all the Secured Parties, based on each Secured Party’s share of the Total Outstanding Extensions of Credit as of the date of such application and any prepayments of principal shall be applied to whichever is the last maturing principal repayment as between the Tranche A Term Loan and the Tranche B Term Loan, and to whichever is the last maturing principal repayment as between the Tranche A Institutional Term Loan and the Tranche B Institutional Term Loan. In addition, commencing on the earlier of the 18th anniversary of the Rova I Commercial Operations Date or the 15th anniversary of the Rova II Commercial Operations Date, and so long as no Default or Event of Default has occurred and is continuing, on each Repayment Date, Borrower may use funds in the Roanoke Account (for the sole account of the Disallowance Reserve Ledger) to prepay the Institutional Term Loan, together with the Yield-Maintenance Premium with respect to the principal amount of the Institutional Term Loan being prepaid, such prepayments to be applied to whichever is the last maturing principal repayment as between the Tranche A Institutional Term Loan and the Tranche B Institutional Term Loan. So long as no Event of Default has occurred and is continuing, on each Repayment Date, Agent shall transfer on instruction by Borrower any amount in excess of the Required Disallowance Funding for deposit in the Roanoke Account (for the sole account of the Project Control Ledger) as an item of Cash Revenues and such amount shall be applied on such date pursuant to the provisions of Section 6.1(c) hereof and shall be available for withdrawal by Borrower from the Roanoke Account (for the sole account of the Project Control Ledger) pursuant to Section 6.1(c)(xi) above on such date, subject to any prior applications pursuant to Section 6.1(c) hereof. The Roanoke Account (for the sole account of the Disallowance Reserve Ledger) and the funds therein shall be held by a collateral agent designated by Institutional Agent and said collateral agent shall hold a perfected prior security interest therein for the benefit of Institutional Agent and Institutional Lenders only, provided that disbursements from the Roanoke Account (for the sole account of the Disallowance Reserve Ledger) shall be made in accordance with this Section 6.1(h), where required, for the benefit of the Secured Parties. Documentation reflecting the arrangement contemplated in this Section 6.1(h) shall be satisfactory to the Institutional Agent and Agent.

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               (i)       Contingency Account and Contingency Ledger. The Borrower shall maintain two special accounts (the “Rova I Contingency Account” and the “Rova II Contingency Account”) at Credit Suisse First Boston, New York, New York and such accounts shall be titled “Roanoke Rova I Contingency Account” and “Rova II Contingency Account”. The Agent shall have exclusive possession of and sole dominion and control over the Rova I Contingency Account and Rova II Contingency Account in accordance with the terms of this Agreement. The Agent shall maintain two ledgers (the “Rova I Contingency Ledger” and the “Rova II Contingency Ledger”, and, collectively, the “Contingency Ledgers”) with respect to the Roanoke Account and such ledgers shall be titled “Rova I Contingency Ledger” and “Rova II Contingency Ledger”. All of the monies specified below shall be deposited in the Roanoke Account (for the sole account of the Contingency Ledgers) as set forth below, and Borrower has irrevocably instructed Contractor to make all of the payments by Contractor described below into the Contingency Ledgers as set forth below. Borrower hereby irrevocably authorizes Agent to open sub-ledgers within the Roanoke Account (for the sole account of the Contingency Ledgers) for ease of administration, and to make withdrawals from the Roanoke Account (for the sole account of the Contingency Ledgers) pursuant to this Agreement for the purposes set forth below, or, where not specified or determinable, as Agent shall reasonably deem necessary or advisable:

(i) Casualty Proceeds: All proceeds of Insurance Policies (other than such proceeds aggregating less than $2,000,000 in any fiscal year of Borrower, which shall be released directly to Borrower for use in restoration of the Facility to which the proceeds relate in accordance with Section 6.16 hereof), condemnation awards and similar payments, to be applied pursuant to Section 6.16 hereof, or, to the extent such proceeds are not to be used for restoration pursuant to Section 6.16, to be deposited into the Roanoke Account (for the sole account of the Rova I Contingency Ledger) to the extent such proceeds relate to the Rova I Facility and into the Roanoke Account (for the sole account of the Rova II Contingency Ledger) to the extent such proceeds relate to the Rova II Facility and to the extent such proceeds cannot be so allocated, then, as the Agent and the Institutional Agent shall in their sole discretion determine to be applied to prepay the Agreement Term Loans and the Institutional Term Loans pursuant to Section 2.5(b) (ii) hereof;

(ii) Letter of Credit Proceeds: Proceeds upon the drawdown of any letter of credit exchanged for any retainage withheld, if under the Rova I Turnkey Contract to be deposited into the Roanoke Account (for the sole account of the Rova I Contingency Ledger) and if under the Rova II Turnkey Contract to be deposited into the Roanoke Account (for the sole account of the Rova II Contingency Ledger), and to be applied as follows, if the proceeds are drawn in respect of:

(A) non-renewal of the letter of credit for failure to satisfy requirements for payment of retainage, termination of the Rova I Turnkey Contract or of the Rova II Turnkey Contract under specified circumstances, acceleration or non-funding under this Agreement or disputed amounts, indemnities and the like, such proceeds shall be applied to the payment of Rova I Project Costs or Rova II Project Costs, as applicable;

(B) liquidated damages for delay, such proceeds shall be applied in accordance with Section 6.1(i)(iii) of this Agreement;

(C) failure of Contractor to reimburse Borrower for liquidated damages collected by Virginia Power, such proceeds shall be applied in accordance with Section 6.1(i)(iv) of this Agreement; and

(D) liquidated damages for failure to meet performance guaranties, such proceeds shall be applied in accordance with Section 6.1(i)(v) of this Agreement. Such payments shall be made pursuant to Applications for Borrowing and the procedures contemplated in Section 2.1(a) hereof; and any such payments remaining unused, in respect of the Roanoke Account (for the sole account of the Rova I Contingency Ledger) on the Tranche A Conversion Date, and in respect of the Roanoke Account (for the sole account of the Rova II Contingency Ledger) on the Tranche B Conversion Date, shall on such date be deposited in the Roanoke Account (for the sole account of the Project Control Ledger);

(iii) Contractor’s Payments and Equity Proceeds: Payments made by Contractor pursuant to Section 10.2.1 of the Rova I Turnkey Contract for not achieving Rova I Final Completion by the Rova I Required Completion Date to be applied from time to time for payment of Tranche A Debt Service (to the extent such Tranche A Debt Service exceeds the amounts allotted thereto pursuant to the Approved Rova I Budget) until the Tranche A Conversion Date. Such payments shall be made pursuant to Tranche A Applications for Borrowing and the procedures contemplated in Section 2.1(a) hereof; and any such payments remaining unused on the Tranche A Conversion Date shall on such date be used to repay Tranche A Agreement Term Loans and Tranche A Institutional Term Loans then outstanding pursuant to Section 2.5(b)(ii) hereof;

Payments made by Contractor pursuant to Section 10.2.1 of the Rova II Turnkey Contract for not achieving Rova II Final Completion by the Rova II Required Completion Date, payments of that portion of the equity pursuant to Section 2(d) and the last sentence of Section 2(j) of the Equity Agreement which, in Agent’s determination, is to be allocated to Tranche B Debt Service and payment of the Retained Amount pursuant to Section 6.1(c)(xi) hereof if the Rova II Commercial Operations Date does not occur on or prior to August 15, 1995 which, in Agent’s determination, is to be allocated to Tranche B Debt Service to be deposited into the Roanoke Account (for the sole account of the Rova II Contingency Ledger) and to be applied from time to time for payment of Tranche B Debt Service (to the extent such Tranche B Debt Service exceeds the amounts allotted thereto pursuant to the Approved Rova II Budget) until the Tranche B Conversion Date. Such payments shall be made pursuant to Tranche B Applications for Borrowing and the procedures contemplated in Section 2.1(a) hereof; and any such payments remaining unused on the Tranche B Conversion Date shall on such date be used to repay Tranche B Agreement Term Loans and Tranche B Institutional Term Loans then outstanding pursuant to Section 2.5(b)(ii) hereof;

(iv) Payments for Draw on Virginia Power Letter of Credit: Payments made by Contractor pursuant to Section 10.2.2 of the Rova I Turnkey Contract, payments of equity pursuant to Section 2(c) of the Equity Agreement to be deposited into the Roanoke Account (for the sole account of the Rova I Contingency Ledger) and to be applied to satisfy any Rova I Virginia Power L/C Reimbursement Obligations then outstanding; any such payments remaining unused on the Tranche A Conversion Date shall be deposited on such date in the Roanoke Account (for the sole account of the Project Control Ledger);

Payments made by Contractor pursuant to Section 10.2.2 of the Rova II Turnkey Contract, payments of equity pursuant to Section 2(c), Sections 2(d) and the last sentence of Section 2(j) of the Equity Agreement which, in Agent’s determination, is to be allocated to Rova II Virginia Power L/C Reimbursement Obligations and payments of the Retained Amount pursuant to Section 6.1(c)(xi) if the Rova II Commercial Operations Date does not occur on or prior to August 15, 1995 which, in Agent’s determination, is to be allocated to Rova II Virginia Power L/C Reimbursement Obligations, to be deposited into the Roanoke Account (for the sole account of the Rova II Contingency Ledger) and to be applied to satisfy any Rova II Virginia Power L/C Reimbursement Obligations then outstanding; any such payments remaining unused on the Tranche B Conversion Date shall be deposited on such date in the Roanoke Account (for the sole account of the Project Control Ledger); and

(v) Contractor’s Guaranteed Performance Damages: Payments made by Contractor pursuant to Section 12.3 of the Rova I Turnkey Contract for failure of the Rova I Facility to meet performance guarantees, to be deposited into the Roanoke Account (for the sole account of the Rova I Contingency Ledger) and to be held until the Tranche A Construction Loan Repayment Date, and (i) on such date, 40% of which shall be applied to prepay the Tranche A Agreement Term Loan and the Tranche A Institutional Term Loan pursuant to Section 2.5(b)(ii) hereof and (ii) the remaining 60% of which shall be held until such time as Borrower is required to make payment to Contractor pursuant to Section 12.3.8 of the Rova I Turnkey Contract, at which time an appropriate amount shall be released for payment to Contractor (unless an Event of Default then exists). At such time as such funds are no longer subject to payment pursuant to Section 12.3.8 of the Rova I Turnkey Contract, such funds shall be applied to prepay the Tranche A Agreement Term Loan and the Tranche A Institutional Term Loan pursuant to Section 2.5(b) (ii) hereof.

Payments made by Contractor pursuant to Section 12.3 of the Rova II Turnkey for failure of the Rova II Facility to meet performance guarantees, to be applied to prepay the Tranche B Agreement Term Loan and the Tranche B Institutional Term Loan pursuant to Section 2.5(b)(ii) hereof.

(vi) Substitute Steam Costs: Payments under clause (x) of Section 2(h) of the Equity Agreement in respect of the Substitute Steam Arrangements shall be deposited into the Roanoke Account (for the sole account of the Rova I Contingency Ledger) to be applied by Agent for the costs and expenses incurred in connection with the Substitute Steam Arrangements.

(vii) Indemnification Payments: Payments under indemnification agreements referred to in Section 2(g) of the Equity Agreement shall be deposited into the Roanoke Account (for the sole account of the Contingency Ledger) and shall be applied by Agent to make the payments owing under the Project Contracts in accordance with the terms thereof.

               (j)       Repayment Accounts and Repayment Ledgers. Borrower shall maintain two special depository accounts (the “Tranche A Repayment Account” and the “Tranche B Repayment Account”) at Credit Suisse First Boston, New York, New York and such accounts shall be titled “Tranche A Repayment Account” and “Tranche B Repayment Account”. The Agent shall have exclusive possession of and sole dominion and control over the Tranche A Repayment Account and Tranche B Repayment Account in accordance with the terms of this Agreement. The Agent shall maintain two ledgers (the “Tranche A Repayment Ledger” and “Tranche B Repayment Ledger”, and, collectively, the “Repayment Ledgers”) with respect to the Roanoke Account and such ledgers shall be titled “Tranche A Repayment Ledger” and “Tranche B Repayment Ledger”. All of the Tranche A Repayment Amounts shall be deposited in the Roanoke Account (for the sole account of the Tranche A Repayment Ledger) and all of the Tranche B Repayment Amounts shall be deposited in the Roanoke Account (for the sole account of the Tranche B Repayment Ledger). Borrower hereby irrevocably authorizes Agent to make withdrawals from the Roanoke Account (for the sole account of the Tranche A Repayment Ledger) to the extent necessary to permit Agent to apply all or any portion of such sums as are in the Roanoke Account (for the sole account of the Tranche A Repayment Ledger) against (i) L/C Reimbursement Obligations relating to the redemption of the Series 1991 Bonds as set forth in Section 2.4(c) hereof and Section 3.2(f)(ii) hereof, (ii) the Term Loan arising from the conversion of the Drawings relating to the payment of the Series 1991 Bonds upon the acceleration thereof or (iii) against such other Obligations of Borrower as permitted under the Series 1991 Account Pledge Agreement. Borrower hereby irrevocably authorizes Agent to make withdrawals from the Roanoke Account (for the sole account of the Tranche B Repayment Ledger) to the extent necessary to permit Agent to apply all or any portion of such sums as are in the Roanoke Account (for the sole account of the Tranche B Repayment Ledger) against (i) L/C Reimbursement Obligations relating to the redemption of the Series 1993 Bonds as set forth in Section 2.4(c) hereof and Section 3.2(f) (ii) hereof, (ii) the Term Loan arising from the conversion of the Drawings relating to the payment of the Series 1993 Bonds upon the acceleration thereof or (iii) against such other Obligations of Borrower as permitted under the Series 1993 Account Pledge Agreement.

               (k)       Permitted Investments. Following execution of a securities account control agreement among the Borrower, BNY and the Agent (in form and substance satisfactory to BNY and the Agent), funds in the Roanoke Account (for the sole account of any of Ash Reserve Ledger, Repair and Maintenance Ledger, Debt Protection Ledger, Disallowance Reserve Ledger and Additional Collateral Ledger only) may be invested and reinvested only in Permitted Investments and liquidated (at the risk and expense of Borrower) in accordance with instructions given to Agent by Borrower (prior to the occurrence of an Event of Default and, thereafter, as determined by Agent). Agent shall not be required to take any action with respect to investing the funds in the Roanoke Account (for the sole account of any of the Ash Reserve Ledger, the Repair and Maintenance Ledger, the Debt Protection Ledger, the Disallowance Reserve Ledger or the Additional Collateral Ledger) in the absence of written instructions by Borrower. Agent shall not be liable for any loss resulting from any Permitted Investment or the sale or redemption thereof. If and when cash is required for disbursement in accordance with this Section 6.1, Agent is authorized, without instructions from Borrower, to the extent necessary to make payments required pursuant to this Section 6.1 in the event Borrower fails to do so in a timely manner, to cause Permitted Investments to be sold or otherwise liquidated into cash (without regard to maturity) in such manner as Agent shall deem reasonable and prudent under the circumstances.

               All funds in the Roanoke Account (for the sole account of any of the Ash Reserve Ledger, the Repair and Maintenance Ledger, the Debt Protection Ledger, the Disallowance Reserve Ledger or the Additional Collateral Ledger) and all Permitted Investments made in respect thereof, shall be held by Agent and the interests of Borrower therein shall constitute part of the security subject to the pledge and security interests created by the Security Documents; provided, that if at any time any funds are to be invested in Permitted Investments in accordance with this paragraph (k) but Agent is unable or unwilling at such time to purchase or hold the Permitted Investments selected, then such funds shall be transferred to Swiss American Securities, Inc. (“SASI”), a subsidiary of Credit Suisse (or any successor custodian thereto requested by Borrower and approved by Agent and Institutional Agent), so that the selected investments may be made and held while permitting the Secured Parties to maintain their perfected and prior security interests in the funds and/or investments in a manner and pursuant to documentation satisfactory to Agent and Institutional Agent. Borrower shall pay Agent or SASI (or its successor) the published fees applicable at the time to the transactions then effected pursuant to this paragraph (k). Upon the instructions of Borrower, to be issued at its option, Agent shall transfer such funds from any one or more of the Roanoke Account (for the sole account of the Project Control Ledger) (excluding the Rova II Sub-Ledger)), the Roanoke Account (for the sole account of the Rova I Contingency Ledger), the Roanoke Account (for the sole account of the Rova II Contingency Ledger), the Roanoke Account (for the sole account of the Tranche A Repayment Ledger) or the Roanoke Account (for the sole account of the Tranche B Repayment Ledger) to an Investment Institution for investment by such Investment Institution into Permitted Investments; provided, that no such transfers shall be made by Agent to an Investment Institution until (i) such Investment Institution has acknowledged and agreed in writing that it is holding such funds and Permitted Investments in its capacity as collateral agent for Agent on behalf of the Secured Parties in order to maintain Agent’s first priority lien and security interest therein, that it will maintain continuous possession of such funds at all times in accordance with the provisions of this Section 6.1(k) and that it shall release such funds to Agent and only upon the written instructions thereof and (ii) Borrower and any such Investment Institution have executed all security agreements and financing statements that Agent deems necessary in order to maintain a first priority security interest in the funds and Permitted Investments held by the Investment Institution. All such funds held by Agent or the Investment Institution, as the case may be, and all such Permitted Investments made in respect thereof, shall be held by Agent or the Investment Institution, as the case may be, and the interest of Borrower therein shall constitute part of the security subject to the pledge and security interests created by this Agreement and the other Security Documents. Agent’s remedies and rights under this Section 6.1 or Section 7.2 hereof with respect to any funds transferred from the Roanoke Account to an Investment Institution shall remain unchanged, notwithstanding such transfer. The term “Investment Institution” means a brokerage, investment or similar firm selected by Borrower and approved (and not subsequently disapproved) by Agent, for the purpose of making Permitted Investments on behalf of Borrower pursuant to Section 6.1(k) hereof, provided, that Agent’s approval or disapproval shall not be unreasonably conditioned, withheld or given, respectively.

               (l)       Roanoke Account and Ledgers, Generally. Borrower shall not make, attempt to make or consent to the making of any withdrawal or transfer from the Roanoke Account or any Ledger thereof except in strict adherence to the provisions of this Agreement. The Agent reserves its right at any time and from time to time to create separate accounts and ledgers in respect of the Rova I Facility and the Rova II Facility and Borrower shall execute such documentation as Agent requests in connection with the creation of any such accounts and ledgers and the continuation of the Lien created pursuant to the Account Pledge Agreement as to such new accounts and ledgers.

               5.  Amendments to Security Agreement. The Security Agreement is hereby amended as follows:

               (a)        the word “Accounts” in line 1 of Section 2(a)(E) shall be deleted and the words “Roanoke Account (and all Ledgers thereof)” be inserted in its place and stead.

               6.  Amendments to Account Pledge Agreement. The Account Pledge Agreement is hereby amended as follows:

               (a)        the word “Accounts” in line 1 of Section 4(a), line 4 of Section 5(b) and line 7 of Section 5(b) shall be deleted and the words “Accounts and the Roanoke Account” be inserted in its place and stead;

               (b)        inserting the words “Roanoke Account (and all Ledgers thereof)” after the words “Tranche B Repayment Account”, in line 9 of the definition of “Accounts”;

               (c)        the words “Tranche A Repayment Account” in lines 14 and 15 of Section 5(b), lines 3, 4, 17, 21 and 29 of Section 5(c)(i), lines 3, 4 and 6 of Section 5(c)(ii), lines 3 and 4 of Section 5(c)(iii), line 4 of Section 7(a) and line 3 of Section 7(b) shall be deleted and the words “Roanoke Account (for the sole account of the Tranche A Repayment Ledger)” inserted in their place and stead; and

               (d)        the words “Tranche B Repayment Account” in line 16 of Section 5(b), lines 31,32, 33, 46, 49, 50 and 59 of Section 5(c)(i), lines 4 and 7 of Section 5(c)(ii), lines 8, 9 and 10 of Section 5(c)(iii), lines 4 and 5 of Section 7(a) and lines 3 and 4 of Section 7(b) shall be deleted and the words “Roanoke Account (for the sole account of the Tranche B Repayment Ledger)” inserted in their place and stead.

               (e)       Amendment of Section 2. Section 2 of the Account Pledge Agreement is hereby amended and restated as follows:

               (i)        a new clause 2(b-1) be inserted, after clause (b), in the form set out below:

               “(b-1)        the Agent has established with BNY a special, segregated and irrevocable cash collateral account entitled “CSFB, as Agent, CSFB-Westmoreland-LG &E ROVA I & II” (account number 890-0410-639) (and ledgers and sub-ledgers thereof) which shall be maintained at all times until the termination of this Pledge Agreement.”

               (f)        amending and restating Section 2(c) in its entirety as follows:

               “(c)        As security for the full payment or performance when due (whether at stated maturity, by acceleration or otherwise) of (i) in the case of the Rova I Special Disbursement Account, the Rova II Special Disbursement Account, the Project General Account (including the Checking Sub-Account, the Rate Sub-Account and the Rova II Sub-Account), the Rova I Contingency Account, the Rova II Contingency Account, the Debt Protection Account, the Additional Collateral Account, the Ash Reserve Account, the Repair and Maintenance Account, the Roanoke Account (for the sole account of the Rova I Special Disbursement Ledger, Rova II Special Disbursement Ledger, Project Control Ledger (including the Checking Sub-Ledger, the Rate Sub-Ledger and Rova II Sub-Ledger), Rova I Contingency Ledger, Rova II Contingency Ledger, Debt Protection Ledger, Additional Collateral Ledger, Ash Reserve Ledger and Repair and Maintenance Ledger) and any Subsequent Collateral Account, the Obligations (defined below) now existing or hereafter arising; (ii) in the case of the Tranche A Repayment Account and the Roanoke Account (for the sole account of the Tranche A Repayment Ledger), the Series 1991 L/C Reimbursement Obligations arising from the redemptions contemplated by Section 3.2(f)(ii) of the Credit Agreement in respect of the Series 1991 Bonds and the Obligations referred to in Section 5(c) hereof; and (iii) in the case of the Tranche B Repayment Account and the Roanoke Account (for the sole account of the Tranche B Repayment Ledger), the Series 1993 L/C Reimbursement Obligations arising from the redemptions contemplated by Section 3.2(f)(ii) of the Credit Agreement in respect of the Series 1993 Bonds and the Obligations referred to in Section 5(c) hereof, Pledgor hereby confirms the grant, pledge and collateral assignment made by Pledgor on the Closing Date pursuant to the terms of the Original Account Pledge Agreement, and hereby grants, pledges and collaterally assigns, in favor of Agent for the equal and ratable benefit of the Secured Parties of a lien on and first priority security interest (the “Security Interest”) in all of its right, title and interest in and to the following collateral, whether now existing or hereinafter arising (the “Pledged Collateral”):

(i) all sums of money, from any source whatsoever, now or hereafter transferred to and comprising the Accounts and the Roanoke Account, any and all investments and securities at any time on deposit in the Accounts and the Roanoke Account, and any and all interest and dividends or other income derived from any such monies, investments and securities; and

(ii) all statements, certificates, passbooks and instruments representing the Accounts and the Roanoke Account and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Accounts and the Roanoke Account; and

(iii) to the extent not otherwise included, all proceeds, products or accessions of and to any and all of the foregoing, including, without limitation, “proceeds” as defined in Section 9-306(1) of the Code, including whatever is received upon any collection, exchange, sale or other disposition of any of the Pledged Collateral, and any property into which any of the Pledged Collateral is converted, whether cash or noncash proceeds, and any and all other amounts paid or payable under or in connection with any of the Pledged Collateral.

Pledgor hereby relinquishes to Agent all right, title and interest which it has in the Pledged Collateral. For the purpose of perfecting the Security Interest of the Secured Parties in and to the Accounts and the Roanoke Account and all cash, investments and securities at any time on deposit in the Accounts and the Roanoke Account, Agent shall be deemed to be holding the Accounts and the Roanoke Account and all such cash, investments and securities as agent solely for the Secured Parties, other than the Local Bank Accounts and all cash, investments and securities therein, which shall be held by the banks at which such accounts are established (“Local Banks”) as agents for Agent and the Secured Parties.

               (g)       Amendment of Section 5(a). Section 5(a) of the Account Pledge Agreement is hereby amended and restated as follows:

               “(a)        The Agent shall have exclusive possession of and sole dominion and control of the Accounts and the Roanoke Account (with respect to each of the Local Bank Accounts, such possession, dominion and control shall be exercised through the relevant Local Bank, as agent for Agent and Secured Parties); provided that if no Event of Default (defined below) shall have occurred and be continuing, Agent shall disburse, and permit the disbursement by each of the Local Banks (if applicable) of, funds from the Accounts and the Roanoke Account in accordance with the terms providing for the use of the Accounts and the Roanoke Account set forth in the Loan Instruments. All funds properly disbursed from the Accounts and the Roanoke Account and not deposited in another Account or Ledger of the Roanoke Account, in accordance with the Credit Agreement, shall be released from the Security Interest therein.”

               7.  Amendment to General Partner Security Agreement. The Amendment to the General Partner Security is hereby amended as follows:

               (a)        the words “Project Control Account” in line 2 of the fifth paragraph of Section 3(a) shall be deleted and the words “Roanoke Account (for the sole account of the Project Control Ledger)” inserted in their place and stead.

               8.  Project Secured Parties’ Security Interest. The Borrower has granted and pledged and hereby grants and pledges to the Secured Parties, and the Borrower hereby confirms the continuation of such grant and pledge to the Secured Parties of, a first-priority perfected lien and security interest in any right, title or interest it may have or come to have in the Accounts and the Roanoke Account and the related funds, instruments and other assets held therein or credited thereto as well as all income or gain earned on any of the foregoing and all proceeds of the foregoing. The Borrower hereby acknowledges that all of Borrower’s right, title and interest in and to the Accounts and the Roanoke Account and all sums of money, Permitted Investments and other property and proceeds thereof at any time held in the Accounts and the Roanoke Account, is held by the Agent and in the name of the Agent, as agent of the Secured Parties, in accordance with the provisions of the Loan Instruments. Notwithstanding anything contained in the Letter Agreement to the contrary, amounts deposited in the Accounts and the Roanoke Account with respect to the Ledgers will be applied as directed by Credit Suisse First Boston acting in its capacity as Agent, as provided in the Loan Instruments, as applicable, and Credit Suisse First Boston, acting in its capacity as Agent will be empowered to hold, endorse, cancel, collect and execute such acts which may be necessary or advisable to carry out its respective duties under the Loan Instruments.

               9.  Dominion and Control Over the Accounts and the Roanoke Account. The Accounts and the Roanoke Account will be deemed to be in the exclusive possession of, and under the exclusive dominion and control of, the Secured Parties, which they maintain through their agent, the Agent. For purposes only of perfecting any lien or security interest in and to the Roanoke Account, BNY is, with respect to the Roanoke Account, the agent of the Agent. The Agent will act as the representative and agent of the Secured Parties with respect to the Accounts and the Roanoke Account and will have the exclusive authority to give instructions and directions to BNY with respect to the Roanoke Account on behalf of the Secured Parties. Notwithstanding anything to the contrary in this Amendment No. 7 or in any other Loan Instruments, the Agent shall have sole dominion and control of the Accounts and the Roanoke Account and no other party shall have any rights of withdrawal with respect thereto, except as expressly provided otherwise in this Amendment No. 7 or any Security Document.

               10.  Right of Setoff. All references in the Credit Agreement and the other Loan Instruments to funds or deposits “held by the Agent or any Lender” or to “deposits with the Agent or any Lender” in any Account or “held by the Agent or any Lender” will include all funds or deposits held by BNY pursuant to the Deposit Agreement, in connection with any right of setoff or similar right, including, without limitation, such rights as set forth in Section 9.3 of the Credit Agreement.

               11.  Ledgers Generally. Each of the parties hereto agrees that any reference to “the balance on”, “payments from”, “deposits into”, “withdrawals from”, “transfers into” or “transfers from”, or to funds or amounts being “applied”, “held in”, “on deposit in” or “released from”, the Roanoke Account or any Ledger (and all correlative or similar terms) or to any other act with respect to the Roanoke Account or any Ledger in any Loan Instrument shall, in all such cases, be read and construed as a reference to the relevant matter or act with respect to the Roanoke Account but only with respect to, and only to the extent of, the relevant Ledger or Ledgers or funds in such Ledger or Ledgers (as applicable). To the extent any withdrawal shall be made for the account of any Ledger from the Roanoke Account, such withdrawal shall in no event exceed the amount actually reflected in such Ledger. Notwithstanding anything contained in any Loan Instrument to the contrary, to the extent any provision in any Loan Instrument recites that funds shall be withdrawn or transferred from the Roanoke Account for the sole account of any Ledger to the Roanoke Account for the sole account of any other Ledger, no actual transfer of funds need occur, but the relevant Ledgers shall be adjusted accordingly.

               12.  Acknowledgment Regarding Amendments. The parties hereto acknowledge that there are two (2) Amendments, each titled Amendment No. 5 to Amended and Restated Construction and Term Loan Agreement: Amendment No. 5 to Amended and Restated Construction and Term Loan Agreement, dated as of December 15, 1996 and Amendment No. 5 to Amended and Restated Construction and Term Loan Agreement, dated as of August 23, 2000. Each such Amendment is and shall continue to remain in full force and effect until and unless otherwise agreed to by the parties hereto.

               13.  Representations and Warranties. The Borrower represents and warrants to each of the Lenders, the Agent, the Institutional Lenders, the Co-Agents and the Issuing Bank that:

               (a)               it has full power, authority and legal right to enter into and engage in the transactions contemplated by this Amendment No. 7 and has taken or obtained all necessary partnership and other action to authorize the execution, delivery and performance of this Amendment No. 7 and the amendments to the documents amended hereby;

               (b)               this Amendment No. 7 constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof;

               (c)               neither the execution of this Amendment No. 7 nor the performance by it of any of its obligations or the exercise of any of its rights hereunder will conflict with or result in a breach of any law, regulation, judgment, order, authorization, agreement or obligation applicable to it or cause any limitation placed on it or the powers of its officers to be exceeded or result in the creation of or oblige it to create a Lien in respect of any of its property or assets except in favor of the Secured Parties; and

               (d)               all authorizations required from any governmental or other authority or from any of its partners or creditors for or in connection with the execution, validity and performance of this Amendment No. 7 have been obtained and are in full force and effect.

               14.  Acknowledgment of Reliance. The Borrower acknowledges that each of Lenders, the Agent, the Institutional Lenders, the Co-Agents and the Issuing Bank has entered into this Amendment No. 7 in reliance upon the representations and warranties contained in this Article.

               15.  Limited Effect. Except as expressly amended hereby, all of the provisions of the documents amended hereby shall continue to be, and shall remain, in full force and effect in accordance with their terms. The Borrower further confirms that its obligations under and the security created by the Security Documents to which it is a party continue in full force and effect and are not and will not be affected, discharged or varied by the execution of this Amendment No. 7 or the amendment of the Credit Agreement or any Security Document on the date hereof save that, with effect from the date hereof, references to the Credit Agreement, the Security Agreement, the Account Pledge Agreement and the General Partner Security Agreement in any Loan Instrument to which it is a party shall be deemed to be references to the Credit Agreement, the Security Agreement and the General Partner Security Agreement or the Account Pledge Agreement (as applicable), as amended by this Amendment No. 7. The Borrower further confirms that its obligations under and the security created by the Security Documents to which it is a party will, with effect from the date hereof, extend in all respects to the Credit Agreement, as amended by this Amendment No. 7.

               16.  Construction as One Instrument. This Amendment No. 7 shall be construed as supplementing and forming part of the Credit Agreement, the Security Agreement, the Account Pledge Agreement and the General Partner Security Agreement, and shall be read accordingly.

               17.  Severability. If at any time any one or more of the provisions hereof is or becomes illegal, invalid or unenforceable in any respect under the applicable law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provisions under the applicable law of any other jurisdiction shall in any way be affected or impaired thereby.

               18.  Counterparts.        This Amendment No. 7 may be executed in any number of counterparts and by different parties on separate counterparts, all of which shall constitute one and the same instrument.

               19.  GOVERNING LAW. THIS AMENDMENT NO. 7 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK DETERMINED WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

               IN WITNESS WHEREOF, the parties have caused this Amendment No. 7 to be executed and delivered by their proper and duly authorized officers as of the date first above written.

WESTMORELAND-- LG&E PARTNERS, as Borrower

By:	WESTMORELAND — ROANOKE VALLEY, LP, a general partner

By:	WEI-- ROANOKE VALLEY, INC., a general partner

By:	/s/ Gregory S. Woods Name: Gregory S. Woods Title: Executive Vice President

By:	LG&E ROANOKE VALLEY L.P., a general partner

By:	LG&E POWER 16 INCORPORATED, as general partner

By:	/s/ Daniel K. Arbough Name: Daniel K. Arbough Title: Treasurer

CREDIT SUISSE FIRST BOSTON, as Agent, Co-Agent, Lender and Issuing Bank

By:	/s/ p.p. Hughes Name: Stephen Hughes Title: Asst. Vice President

By:	/s/ p.p. Naval Name: Pilarcita V. Naval Title: Asst. Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Institutional Lender and Institutional Agent

By:	/s/ Brian N. Thomas Name: Brian N. Thomas Title: Vice President

THE BANK OF NOVA SCOTIA, as Co-Agent and Lender

By:	_______________________________________ Name: Title:

CREDIT LYONNAIS, Cayman Island Branch, as Lender

By:	/s/ James F. Guidera Name: James F. Guidera Title: SVP

CREDIT LYONNAIS, New York Branch, as Lender

By:	/s/ James F. Guidera Name: James F. Guidera Title: SVP

THE FUJI BANK LIMITED, New York Branch, as Lender

By:	/s/ Thomas W. Boylan Name: Thomas W. Boylan Title: Vice President & Team Leader

LANDESBANK HESSEN-THURINGEN GIROZENTRALE, as Lender

By:	/s/ David A. Leech Name: David A. Leech Title: Vice President, Corporate Finance Division, Structure Finance Dept.

By:	/s/ Marc Bruening Name: Marc Bruening Title: Asst. Vice President, Corporate Finance Division, Structured Finance Dept.

NIB CAPITAL BANK N.V., as Co-Agent and Lender

By:	/s/ Halbart Völker Name: Halbart Völker Title: Head of Energy and Environment

By:	/s/ Jan Veeningen Name: Jan Veeningen Title: Legal Counsel

THE SANWA BANK LIMITED, as Lender

By:	/s/ Laurance J. Bressler Name: Laurance J. Bressler Title: SVP and Group Co-Head

SUMITOMO MITSUI BANKING CORPORATION (as successor to The Sumitomo Bank, Ltd.), as Co-Agent and Lender

By:	/s/ William M. Ginn Name: William M. Ginn Title: General Manager

UNION BANK OF CALIFORNIA, N.A. as Lender

By:	/s/ Susan K. Johnson Name: Susan K. Johnson Title: Vice President